Exhibit 5.1

Sheppard Mullin Richter & Hampton LLP 333 South Hope Street, 43rd Floor Los Angeles, California 90071 Telephone: (213) 620-1780 Facsimile: (213) 620-1398 www.sheppardmullin.com

July 3, 2019

Guardion Health Sciences, Inc.

15150 Avenue of Science, Suite 200

San Diego, California 92128

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Guardion Health Sciences, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1, filed on July 3, 2019 (as amended, the “Registration Statement”). The Registration Statement covers the resale by certain selling stockholders of up to an aggregate of 19,824,170 shares of the Company’s common stock (the “Shares”), together with an additional 261,538 shares of common stock (the “Warrant Shares”) issuable upon the exercise of outstanding warrants (the “Warrants”) and an additional 2,612,500 shares of common stock (the “Option Shares”) issuable upon the exercise of outstanding non-qualified stock options (the “Options”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, including the base prospectus contained therein and all exhibits thereto;

(ii) a specimen certificate representing the Shares;

(iii) the Warrants;

(iv) the definitive documents executed in connection with the grant of the Options;

(v) the certificate of incorporation of the Company, as presently in effect;

(vi) the bylaws of the Company, as presently in effect; and

(vii) certain resolutions adopted by the Board of Directors of the Company, or a committee thereof, with respect to the issuance of the Shares, the Warrant Shares, the Warrants, the Option Shares and the Options.

We have also reviewed certificates of government officials, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. Without limiting the generality of the foregoing, we have assumed (without independently verifying) the accuracy of the factual matters set forth in the Registration Statement. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation. In addition, in our examination, we have assumed and have not verified (i) the certificates of officers or other representatives of the Company are correct as to questions of fact; (ii) the persons identified to us as officers of the Company are or were actually serving as such and that any certificates, agreements, documents or other instruments representing the Shares, the Warrant Shares, the Warrants, the Option Shares and the Options were or will be properly executed by one or more such persons; and (iii) the persons executing the documents we reviewed and relied upon in giving this opinion had or have the legal capacity to execute such documents.

Based on the foregoing review, and in reliance thereon, we are of the opinion that:

1. The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and are validly issued, fully paid and non-assessable.

2. The Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Warrant Shares are delivered to and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrant Shares will be validly issued, fully paid and non-assessable.

3. The Option Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Option Shares are delivered to and paid for in accordance with the terms of the Options and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Option Shares will be validly issued, fully paid and non-assessable.

The opinion which we render herein is limited to those matters governed by the General Corporation Law of the State of Delaware (the “DGCL”) as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Warrant Shares, the Warrants, the Option Shares, the Options, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, the Warrant Shares, the Warrants, the Option Shares or the Options or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Respectfully submitted,

/s/ SHEPPARD MULLIN RICHTER & HAMPTON LLP
SHEPPARD MULLIN RICHTER & HAMPTON LLP